UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 21, 2017

DATE OF REPORT: March 23, 2017

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 - Other Events

       On March 21, 2017, the Board of Directors for American Housing Income Trust, Inc., a Maryland corporation (the “Company”) terminated the offering set forth in the registration statement on Form S-11 and related prospectus, which had been deemed effective on June 23, 2016, and a subsequent post-effective amendment deemed effective on September 19, 2016 (referred to herein as the “Offering”). The Offering had been set to terminate on the twelfth month anniversary of the effective date; however, the Board of Directors, in the interest of continuing with its reorganization as set forth in its Form 8-K dated March 17, 2017, voted to terminate the Offering effective March 21, 2017.

The Company sold 150,702 shares of common stock during the time period in which the Offering was priced at $3.00/share for a total direct public offering capital raise of $452,100, and sold 316,766 shares of common stock during the time period in which the Offering was priced at $1.00/share for a total direct public offering capital raise of $316,766 for a total of $768,866.

The Company issued a press release disclosing the termination of the Offering.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d) Exhibits

Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date

10.1	Resolution of the Board	X
10.2	Press Release	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Michael Ogburn

Name: Michael Ogburn

Title: Chief Executive Officer and President

Dated: March 23, 2017